EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10K for the year ended December 31, 2008 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST By: Campbell & Company, Inc., managing owner

By:	/s/ Gregory T. Donovan Gregory T. Donovan
Chief Financial Officer
March 31, 2009

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